Filed Pursuant to Rule 424(b)(2)
Registration No. 333-223546

PROSPECTUS

1,431,800 Shares

A Ordinary Shares

The 1,431,800 shares of A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Global Indemnity Limited (“Global Indemnity” or the “Company”) covered by this prospectus may be issued to participants in the Global Indemnity Limited Share Incentive Plan (the “Plan”) (i) upon the exercise of certain outstanding options to purchase the Ordinary Shares or (ii) in connection with the issuance of certain equity awards (“awards”), including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Plan” beginning on page 5 that are granted after the date of this prospectus. All awards are subject to the terms of the Plan and the applicable award agreement.

This prospectus also covers such additional Ordinary Shares that may become available from time to time under the Plan. We will receive the exercise or purchase price of these equity awards under the Plan if and when such awards are exercised.

Our Ordinary Shares are quoted on the NASDAQ Global Select Market under the symbol “GBLI.” On May 1, 2018, the last reported sales price of our common stock was $41.28 per share.

Investing in these securities involves risks. See “Risk Factors” beginning on Page 3 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2018.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context requires otherwise, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

References in this prospectus to “Global Indemnity,” the “Company,” “we,” “our” or “us” refer to Global Indemnity Limited together with its consolidated subsidiaries. Global Indemnity Limited is an exempted company incorporated under the laws of Cayman Islands, as successor issuer to Global Indemnity plc, a public limited company incorporated under the laws of Ireland (“GI-Ireland”).

PROSPECTUS SUMMARY

The 1,431,800 shares of our Ordinary Shares covered by this prospectus may be issued upon the exercise of certain outstanding equity awards held by participants in the Plan. In addition, after the date of this prospectus, we may grant certain awards, including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Plan” beginning on page 5, to participants in the Plan. All awards are subject to the terms of the Plan and the applicable award agreement.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Global Indemnity Limited

Global Indemnity, through its subsidiaries, is one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. Global Indemnity is a holding company formed on February 9, 2016 under the laws of the Cayman Islands. On November 7, 2016, Global Indemnity replaced GI-Ireland as the ultimate parent company pursuant to a scheme of arrangement whereby each of GI-Ireland’s A ordinary shares were cancelled and replaced with one A ordinary share of Global Indemnity on a one for one basis and each B ordinary share of GI-Ireland was cancelled and replaced with one B ordinary share of Global Indemnity on a one for one basis. Our Ordinary Shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

Subsequent to the completion of the redomestication, certain of our subsidiaries, including GI-Ireland, were placed into liquidation, liquidated, or merged out of existence. In addition, substantially all of the assets of these companies, including intellectual property, were transferred to GI-Ireland.

We manage our business through three business segments: Commercial Lines, managed in Bala Cynwyd, Pennsylvania, offers specialty property and casualty products designed for product lines such as Small Business Binding Authority, Property Brokerage, and Programs; Personal Lines, managed in Scottsdale, Arizona, offers specialty personal lines and agricultural coverage; and Reinsurance Operations, managed in Bermuda, provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies. The Commercial Lines and Personal Lines segments comprise our U.S. Insurance Operations.

We are incorporated in Cayman Islands as an exempted company and our principal executive offices are located at 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands. Our telephone number is +1345 814 7600 and our website address is www.globalindemnity.ky. The information contained on our website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including the matters discussed under “Risk Factors” in Item 1A of Part I in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2018 and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in the Company’s Ordinary Shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about the future performance, operations, products and services of the companies.

We have based the forward-looking statements included or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section captioned “Risk Factors” and elsewhere in this prospectus or documents incorporated by reference herein. These risks are not exhaustive. Other sections of this prospectus or documents incorporated by reference herein include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the section captioned “Risk Factors” and elsewhere in this prospectus or documents incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Company’s forward-looking statements speak only as of the date of this report or as of the date they were made. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

USE OF PROCEEDS

We will receive proceeds from the sale of Ordinary Shares offered by this prospectus only to the extent that equity awards issued under the Plan are exercised for Ordinary Shares covered by this prospectus and are paid for in cash. Pending any specific application, the Registrant may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The Registrant cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

The Plan permits us to issue Ordinary Shares to our and our Affiliates’ (as defined in the Plan) eligible officers, directors, employees, consultants, persons who at the time of grant may be performing services for the Company and non-employee directors. Ordinary Shares being registered hereunder are issuable pursuant to stock options, restricted stock and other share-based award issued under the Plan.

DESCRIPTION OF THE PLAN

On June 11, 2014, GI-Ireland’s shareholders approved the Global Indemnity plc Share Incentive Plan. As a result of the redomestication, the Plan’s sponsorship and existing obligations with respect to awards granted and outstanding were assumed by Global Indemnity and the Global Indemnity plc Share Incentive Plan was replaced with the Global Indemnity Limited Share Incentive Plan. The purpose of the Plan is to give the Company a competitive advantage in attracting and retaining officers, employees, consultants and non-employee directors by offering stock options, restricted shares and other stock-based awards.

Administration. The Plan is administered by the Compensation & Benefits Committee (the “Compensation Committee”) of the board of directors of Global Indemnity (the “Board”) or by a committee of the Board that may be designated from time to time to administer or make certain decisions required under the Plan. Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to determine which eligible participants will be granted awards, determine the number of Ordinary Shares covered by an award, determine the terms and conditions of each award granted thereunder, amend awards, determine if amounts payable under an award may be deferred, adopt, alter and repeal any administrative rules and practices governing the Plan, interpret the terms of the Plan and any award granted under the Plan, adopt any sub-plans as necessary, and generally supervise and administer the Plan.

Ordinary Shares Available for Issuance. As of April 30, 2018, the number of Global Indemnity’s Ordinary Shares reserved and available for issuance under the Plan was 831,800 shares, subject to any applicable increases or decreases as set forth in the terms of the Plan, and the number of Ordinary Shares which are subject to outstanding options was 600,000. Ordinary Shares which have been forfeited to Global Indemnity or awards which have been terminated without being exercised, shall be again available for distribution in connection with awards granted under the Plan. Ordinary Shares delivered or exchanged by a participant as full or partial payment to Global Indemnity for the exercise price or withholding taxes of an award shall be again available for purposes of awards under the Plan. The total number of Ordinary Shares subject to any stock option grant to any one participant shall not exceed 300,000 shares during each fiscal year of Global Indemnity. No one participant may be granted more than 50,000 shares in other share-based awards that are contingent upon the attainment of performance goals in any fiscal year of Global Indemnity.

Participants. The following Persons are eligible to be granted awards under the Plan: (i) Persons who are officers, directors, employees or consultants of Global Indemnity and/or any of its affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for Global Indemnity or any of its affiliates (including, without limitation, officers, directors, employees, affiliates and consultants of FPC); and (iii) non-employee directors of Global Indemnity and its affiliates who are responsible for or contribute to the management, growth and profitability of the business of Global Indemnity and its affiliates. However, incentive stock options may be granted only to employees of Global Indemnity its subsidiaries or its parent. For purposes of the Plan, “FPC” means Fox Paine & Company and its subsidiaries and related entities and all partners, members, directors, employees, shareholders and agents of the foregoing and “Person” includes any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

Terms of Stock Options. The Compensation Committee is authorized to grant and administer stock options (including incentive stock options and nonstatutory stock options) under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, subject to the terms of the Plan. For awards consisting of stock options, the exercise price shall be determined at the time of grant and may not be less than the fair market value of the Ordinary Shares subject to the option on the date the option is granted. The term of an option generally may not exceed ten years. The exercise price of options is payable in cash, in shares (including by withholding shares deliverable upon the exercise of options), bank check, or such other instrument or method of payment as the Compensation Committee may accept, as set forth in the individual award agreement. The Plan gives the Compensation Committee discretion to determine the exercisability of stock options granted under the Plan.

Generally, unless otherwise determined by the Compensation Committee or specified in the applicable option, employment or consulting agreement, in the event of a termination of a participant’s employment for any reason, other than for cause, the vesting of any awarded stock options ceases, the term of any unvested stock options lapses and any vested and unvested portions will become unexercisable, except the participant shall have 90 days to exercise any vested stock options that are vested on the date of the participant’s termination. In the event of a termination of a participant’s employment for cause, all outstanding and unexercised stock options, whether vested or unvested, as of the time the participant is notified that his employment is terminated or if the participant voluntarily terminates employment within 90 days after an occurrence of an event that would be grounds for a termination for cause, will be cancelled immediately. Stock options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution or as otherwise permitted under an applicable option agreement to a family member, and are only exercisable during the lifetime of the holder.

Terms of Restricted Shares. The Compensation Committee is authorized to grant and administer restricted shares under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, subject to the terms of the Plan. Each participant receiving restricted shares shall be issued a share certificate in respect of such restricted shares, unless the Compensation Committee elects to use another system to evidence ownership of the restricted shares. Unless otherwise specified in the term of the agreement issuing the restricted shares, upon a participant’s termination for any reason during the relevant restriction period, all unvested restricted shares will be forfeited to Global Indemnity, without compensation. Except as provided in the Plan, any participant who is issued restricted shares shall have all the rights of a shareholder of Global Indemnity that holds Ordinary Shares, including, if applicable, the right to vote the shares and the right to receive cash dividends or distributions.

Terms of Other Share-Based Awards. The Compensation Committee is authorized to grant and administer other share-based awards under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, including if the award is payable in, valued in reference to or based on Ordinary Shares, subject to the terms of the Plan. The awards may be given purely as a bonus and not subject to any restrictions or conditions, in payment of the amounts due under an incentive or performance plan sponsored or maintained by Global Indemnity, as share appreciation rights, as share equivalent units, or as awards valued by reference to the book value of the Ordinary Shares. Other share-based awards may be given upon the achievement of performance goals, the criteria of which will be determined by the Compensation Committee, subject to the term of the Plan. Subject to the determination of the Compensation Committee, other share-based awards will be entitled to receive dividends or dividend equivalents with respect to the number of Ordinary Shares covered by the award, may be subject vesting or forfeiture, may be subject to special waivers of limitations by the Compensation Committee, may be issued for no cash consideration, may be priced as determined by the Compensation Committee and the Compensation Committee will determine the extent to which a participant’s performance goals have been achieved.

Amendments, Adjustments & Termination. The Board or the Compensation Committee may amend, suspend or terminate the Plan, prospectively or retroactively. However, unless otherwise required by law or the Plan, no amendment, suspension or termination shall be made that is adverse to the rights of a participant under any award without such participant’s consent. In some cases, the Plan may not be amended without the approval of the stockholders of GI Cayman to the extent such approval is required under applicable NASDAQ rules, the Internal Revenue Code, and SEC rules. The Compensation Committee may amend the terms of any award that was previously granted, prospectively or retroactively, but no such amendment can be made that is adverse to the rights of the participant thereunder without the participant’s consent. The Plan terminates on February 10, 2019, unless earlier terminated by the Board or the Compensation Committee. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 4.1.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional corporation, with respect to matters of U.S. federal securities laws. The validity of the securities offered hereby will be passed upon by Walkers Global.

EXPERTS

The consolidated financial statements of Global Indemnity appearing in our Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of Global Indemnity’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (and schedules) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are an exempted company incorporated in the Cayman Islands. We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States.

Some of our officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States.

As a result, it may be difficult to effect service in United States proceedings, recognize and/or enforce judgments of United States courts outside of the U.S, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States.

We have appointed Global Indemnity Group, Inc., located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, as our agent upon whom process may be served in any action brought against us under the laws of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in United States courts, a final and conclusive judgment in a federal or state court of the United States of competent jurisdiction for a liquidated sum of money, other than a sum payable in respect of taxes, fines, penalties or similar charges, and which was neither obtained in a manner nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands and which is not inconsistent with a Cayman Islands judgment in respect of the same matters and not impeachable on grounds of fraud, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law without any re-examination of the merits of the underlying dispute.

There is doubt, however, as to whether the Cayman Islands courts would: (i) recognize or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities predicated upon the civil liability provisions of the securities laws of the U.S or any state of the United States, in each case on the basis that such provisions are penal in nature.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Global Indemnity, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.globalindemnity.ky. Our and the SEC’s web addresses have been included as inactive textual references only. The information contained on those websites is expressly not incorporated by reference into this Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated by reference in this Registration Statement:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018;

(ii)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017);

(iii)	our Current Report on Form 8-K filed with the SEC on March 5, 2018;

(iv)	our Current Report on Form 8-K filed with the SEC on May 1, 2018; and

(v)	the description of Global Indemnity Limited’s ordinary shares included in the Scheme Proxy Statement, set forth in the section “Description of Global Indemnity Limited Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Memorandum and Articles of Association Global Indemnity Limited filed as Exhibit 3.3 to the Current Report on Form 8-K filed on November 7, 2016.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the SEC and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:

Global Indemnity Limited

Investor Relations

Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman

KY1-9008

Telephone: +1345 814 7600

Email: info@globalindemnity.ky